EXHIBIT 2.1








                          AGREEMENT AND PLAN OF MERGER





                                  BY AND AMONG

                                  XTRANA, INC.,

                             AIC MERGER CORPORATION

                                       AND

                           ALPHA INNOTECH CORPORATION





                          DATED AS OF DECEMBER 14, 2004





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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER ("AGREEMENT") made this 14th day of December, 2004 is entered into by and among Xtrana, Inc., a Delaware corporation ("XTRANA"), AIC Merger Corporation, a California corporation and wholly-owned subsidiary of Xtrana ("MERGERCO"), and Alpha Innotech Corporation, a California corporation ("AIC"). Xtrana, MergerCo and AIC are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS:

         A. The Parties intend to effect the acquisition of AIC by Xtrana through the statutory merger of MergerCo with and into AIC in accordance with this Agreement and the CGCL, upon the consummation of which MergerCo will cease to exist as a separate entity and AIC will survive as a wholly-owned subsidiary of Xtrana.

         B. The respective Boards of Directors of each of the Parties have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable and in the best interests of their respective stockholders and (ii) adopted this Agreement and the transactions contemplated hereby.

         C. In connection with the execution and delivery of this Agreement, Xtrana has agreed to make a loan to AIC in the amount of $500,000 pursuant to the terms of the Promissory Note (as defined below), upon completion of the Note Conversion.

         D. It its contemplated that prior to the Effective Time Xtrana will effect a one-for-ten reverse split of its Common Stock.

         E. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 CERTAIN DEFINITIONS. The following terms used herein, as used in this Agreement, shall have the following meanings:

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

                  "AIC COMMON EXCHANGE RATIO" means 0.1136072, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any


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dividend or  distribution of securities  convertible  into Xtrana Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Xtrana Common Stock occurring on or after the date hereof and prior to the Effective Time, other than the Reverse Stock Split.

                  "AIC COMMON STOCK" means the Common Stock of AIC.

                  "AIC INDEMNIFICATION SHARES" means 500,000 additional shares of Xtrana Common Stock (as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Xtrana Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Xtrana Common Stock occurring on or after the date hereof and prior to the Effective Time except for the Reverse Stock Split), which shares shall be deposited at Closing in escrow, to be held pursuant to the terms and conditions of this Agreement and the Escrow Agreement for the purpose of satisfying Xtrana's indemnification obligations, if any, set forth in SECTION 9 of this Agreement. For avoidance of doubt, the foregoing number has been adjusted to reflect to the anticipated Reverse Stock Split.

                  "AIC INDEMNIFIED PARTIES" means AIC and its Affiliates, and each of their respective officers, directors, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "AIC POST-MERGER REPRESENTATIVE" means William Snider or such other individual as may be selected by the AIC Shareholders immediately prior to the Effective Time, and who shall act as the agent of the AIC Indemnified Parties for purposes of representing and protecting their interests under this
SECTION 9.

                  "AIC SERIES A PREFERRED EXCHANGE RATIO" means 0.2868318, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Xtrana Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Xtrana Common Stock occurring on or after the date hereof and prior to the Effective Time, other than the Reverse Stock Split.

                  "AIC SERIES A-1 PREFERRED EXCHANGE RATIO" means 0.2868318, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Xtrana Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Xtrana Common Stock occurring on or after the date hereof and prior to the Effective Time, other than the Reverse Stock Split.

                  "AIC SERIES A PREFERRED STOCK" means the Series A Preferred Stock of AIC.

                  "AIC  SERIES  A-1  PREFERRED   STOCK"  means  the  Series  A-1
Preferred Stock of AIC.

                  "AIC SHARES" means, collectively, the AIC Common Stock, AIC Series A Preferred Stock and AIC Series A-1 Preferred Stock.


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                  "AIC SHAREHOLDERS" means, collectively, the holders of the AIC
Common Stock, AIC Series A Preferred Stock and AIC Series A-1 Preferred Stock.

                  "BENEFIT PLAN" means any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which a Party to this Agreement currently has an obligation to provide benefits to any current or former employee, officer or director of such Party.

                  "CGCL" means the California General Corporation Law.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONTROL," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "EFFECTIVE TIME" means the date and time the Merger becomes effective as specified in the Certificate of Merger or as otherwise provided in accordance with the CGCL.

                  "ENVIRONMENTAL LAWS" means all applicable laws, statutes, by-laws and regulations of any Governmental Entity relating to protection of the environment, pollution control, product registration and Hazardous Materials.

                  "ESCROW AGREEMENT" means the Escrow Agreement to be entered into by and among Xtrana, the AIC Post-Merger Representative, the Xtrana Post-Merger Representative and a mutually acceptable escrow agent, substantially in the form attached hereto as EXHIBIT B.

                  "ESCROW SHARES" means, collectively, the Holdback Shares and the AIC Indemnification Shares.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles as applied in the United States of America.

                  "GOVERNMENTAL ENTITY" means any national, state, municipal, or other government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

                  "HAZARDOUS MATERIALS" means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable Environmental Law.


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                  "HOLDBACK   SHARES"   means,   out  of  Xtrana   Common  Stock
constituting the Merger Consideration, 500,000 shares of Xtrana Common Stock (as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities
convertible  into  Xtrana  Common  Stock),   reorganization,   recapitalization,
reclassification or other like change with respect to Xtrana Common Stock occurring on or after the date hereof and prior to the Effective Time except for the Reverse Stock Split), which shares shall be deposited at Closing in escrow, to be held pursuant to the terms and conditions of this Agreement and the Escrow Agreement for the purpose of satisfying AIC's indemnification obligations, if any, set forth in SECTION 9 of this Agreement. For avoidance of doubt, the foregoing number has been adjusted to reflect to the anticipated Reverse Stock Split.

                  "INTELLECTUAL PROPERTY" means any and all United States and foreign: (i) patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein and all improvements to the inventions disclosed in each such registration or application, (ii) trademarks, service marks, trade dress, trade names and corporate names, whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, (iii) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, (iv) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (v) trade secrets and confidential technical and business information (including but not limited to formulas, compositions, and inventions reduced to practice, whether or not patentable), (vi) confidential technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) any right arising under any law providing protection to industrial or other designs,
(viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (ix) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

                  "LICENSES" means all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by a Governmental Entity, and applications therefor.

                  "LIENS"  mean  all   mortgages,   liens,   pledges,   security
interests,   charges,  claims,  restrictions  and  encumbrances  of  any  nature whatsoever, other than Permitted Liens.

                  "MARKET PRICE" means the average of the closing bid and asked prices for the Xtrana Common Stock, as reported on the Over-the-Counter Bulletin Board, for the ten (10) trading day period commencing on the Closing Date and as adjusted for the Reverse Stock Split.

                  "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with AIC or Xtrana, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties,


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condition  (financial  or  otherwise) or results of operations of such Party and its Subsidiaries taken as a whole.

                  "MERGER" means the merger of MergerCo with and into AIC pursuant to this Agreement and the CGCL.

                  "MERGERCO COMMON STOCK" means the Common Stock of MergerCo.

                  "MERGER CONSIDERATION" means that number of shares of Xtrana Common Stock computed using the following formula:

                       MC =     (OS/0.17) - OS

                       WHERE: MC =  the number of shares of  Xtrana Common Stock
                                    constituting the Merger Consideration.
                              OS = the number of shares of Xtrana Common Stock issued and outstanding immediately prior to the Effective Time.


                  "MINIMUM CLOSING DATE CASH" means an amount equal to $2,950,000 LESS (i) the Audit Fees, and (ii) all other out-of-pocket costs and expenses incurred by Xtrana on or after January 1, 2005 and through the Closing Date which would not have otherwise been incurred by Xtrana but for delay in consummation of the Merger resulting from the necessity of such audit of the AIC financial statements, including, but not limited to, the consulting fees of $5,000 per month payable to James Chamberlain for serving as interim Chief Executive Officer and interim Chief Financial Officer of Xtrana, the director fees incurred by Xtrana (consistent with past practice and policy), consulting fees for the services of Dennis Lineberry, and similar direct costs incurred after January 1, 2005 and through the Closing Date, but not exceeding in the aggregate $15,000 per month, unless otherwise agreed in writing between AIC and Xtrana.

                  "PERMITTED LIENS" means (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate proceedings and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the AIC Financial Statements in an amount equal to the liability for which the lien is asserted,
(ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's, or other like liens (including contractual landlords' liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the AIC Financial Statements in an amount equal to the liability for which the lien is asserted; and (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar types of social security.


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                  "PERSON"  means  any  individual,  corporation,   partnership,
limited liability company, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "POST-MERGER   REPRESENTATIVES"   means  the  AIC  Post-Merger
Representative and the Xtrana Post-Merger Representative.

                  "PROMISSORY NOTE" means that certain Secured Promissory Note in the principal amount of $500,000 to be made by AIC in favor of Xtrana, in the form attached hereto as EXHIBIT A.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of another Person, which are sufficient to elect at least a majority of such other Person's board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of such other Person's equity interests).

                  "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which a Person may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

                  "TAX RETURN" means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

                  "XTRANA COMMON STOCK" means the Common Stock, par value $0.01 per share, of Xtrana.

                  "XTRANA INDEMNIFIED PARTIES" means Xtrana and its Affiliates, and each of their respective officers, directors, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "XTRANA POST-MERGER REPRESENTATIVE" means James H. Chamberlain or such other individual as may be selected by the holders of Xtrana Common Stock immediately prior to the Effective Time, and who shall act as the agent of the Xtrana Indemnified Parties for purposes of representing and protecting their interests under this SECTION 9.

         1.2 OTHER DEFINITIONS. The following terms are defined in the following sections of this Agreement:


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         DEFINED TERM                                                    SECTION
         ------------                                                    -------
         ABI.......................................................       4.17
         ABI Agreements............................................       4.17
         AIC.......................................................     Preamble
         AIC Audited Financial Statements..........................        6.2
         AIC Contracts.............................................       3.17
         AIC Disclosure Schedule...................................         3
         AIC Financial Statements..................................        3.6
         AIC Intellectual Property.................................       3.21
         AIC Shareholders' Approval................................       3.33
         AIC Subsidiaries..........................................        3.2
         Agreement.................................................     Preamble
         Assumed Options and Warrants..............................       2.9.8
         Audit Fees................................................        6.2
         Certificate of Merger.....................................        2.3
         Certificates..............................................      2.10.1
         Claims Deadline...........................................        9.2
         Closing...................................................        2.2
         Closing Date..............................................        2.2
         Damages...................................................       9.3.1
         Deferred Compensation.....................................       6.11
         Hearing Notice............................................        6.3
         Hearing Request...........................................        6.3
         Indemnification Termination Period........................        9.4
         Indemnitee................................................        9.4
         Independent Accountants...................................        6.2
         Letter of Transmittal.....................................      2.10.1
         MergerCo..................................................     Preamble
         Merger Share Certificate..................................      2.10.2
         NIST Agreement............................................       4.17
         Note Conversion...........................................        3.3
         Notice Materials..........................................        6.3
         Party(ies)................................................     Preamble
         Permit....................................................        6.3
         Proxy Statement...........................................        4.8
         Reverse Stock Split.......................................       6.4.2
         Secretary of State........................................        2.3
         Surviving Corporation.....................................        2.1
         Terminated Xtrana Contracts...............................       4.18
         Notice Materials..........................................        6.3
         US Army Agreement.........................................       4.17
         Xtrana Contracts..........................................       4.18
         Xtrana Disclosure Schedule................................         4
         Xtrana SEC Documents......................................       4.6.1
         Xtrana Stockholders' Approval.............................       4.15
         Xtrana Stockholders' Meeting..............................       6.4.2


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2.       THE MERGER.

         2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, MergerCo shall be merged with and into AIC at the Effective Time. At the Effective Time, the separate existence of MergerCo shall cease, and AIC shall continue as the surviving corporation following the Merger (the "SURVIVING CORPORATION"). The corporate existence of AIC, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of California. As a result of the Merger, the outstanding shares of capital stock of AIC and MergerCo shall be converted or cancelled in the manner provided in SECTION 2.9.

         2.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
SECTION 8.1 and subject to the satisfaction or waiver (where applicable) of the conditions set forth in SECTION 7, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the first business day after satisfaction of the conditions set forth in SECTION 7 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in SECTION 7) (the "CLOSING DATE"), at the offices of Stubbs Alderton & Markiles, LLP, unless another date, time or place is agreed to in writing by the parties hereto.

         2.3 ACTIONS AND DELIVERIES AT CLOSING. An agreement of merger in the form attached hereto as EXHIBIT C (the "CERTIFICATE OF MERGER") shall be duly prepared and executed, and shall be filed with the Secretary of State of the State of California (the "SECRETARY OF STATE") in accordance with the CGCL on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State, or at such other time as is permissible in accordance with the CGCL and as Xtrana and AIC shall agree should be specified in the Certificate of Merger. In addition, at the Closing,

                  2.3.1    AIC will deliver to Xtrana:

                           (a)      An officers'  certificate,  substantially in
the form of EXHIBIT D, duly executed on AIC's behalf, as to whether each condition specified in SECTIONS 7.2.1 through 7.2.7 has been satisfied in all respects.

                           (b)      A Secretary's certificate,  substantially in
the form of EXHIBIT E, duly executed on AIC's behalf.

                           (c)      The Escrow  Agreement,  duly executed by the
AIC Post-Merger Representative.

                           (d)      A  legal   opinion   of   counsel   to  AIC,
substantially in the form of EXHIBIT F hereto.


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                  2.3.2    Xtrana will deliver to AIC:

                           (a)      An officers'  certificate,  substantially in
the form of EXHIBIT G, duly executed on Xtrana and MergerCo's behalf, as to whether each condition specified in SECTIONS 7.3.1 through 7.3.5 has been satisfied in all respects.

                           (b)      A Secretary's certificate,  substantially in
the form of EXHIBIT H, duly executed on each of Xtrana's and MergerCo's behalf.

                           (c)      The  Escrow  Agreement,   duly  executed  by
Xtrana and the Xtrana Post-Merger Representative.

                           (d)      A  legal   opinion  of  counsel  to  Xtrana,
substantially in the form of EXHIBIT I hereto.

                  2.3.3 Xtrana will deliver the Escrow Shares to the escrow agent pursuant to the Escrow Agreement.

         2.4 EFFECTS OF THE MERGER. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the CGCL. At the Effective Time all MergerCo's property, rights, privileges, powers, and franchises will vest in the Surviving Corporation, and all debts, liabilities, and duties of MergerCo will become the Surviving Corporation's debts, liabilities, and duties.

         2.5 GOVERNING DOCUMENTS OF THE SURVIVING CORPORATION. As of the Effective Time, by virtue of the Merger and without any action on the part of
Parties:

                  2.5.1    ARTICLES   OF   INCORPORATION.    The   Articles   of
Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on EXHIBIT J hereto; and

                  2.5.2 BYLAWS. The Bylaws of AIC, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's Bylaws until thereafter amended.

         2.6 DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of Haseeb Chaudhry and Darryl Ray, who shall serve as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case, until their respective successors shall have been elected and qualified or until otherwise provided by law. All other directors of MergerCo immediately prior to the Effective Time shall resign, effective as of the Effective Time.

         2.7 OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time the officers of MergerCo immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced by the following individuals:

                  Haseeb Chaudhry........  President and Chief Executive Officer
                  Darryl Ray, Ph.D.......  Chief Financial Officer and Secretary


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who  shall  serve  as  officers  of the  Surviving  Corporation  subject  to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case, until their respective successors shall have been duly appointed or until otherwise provided by law.

         2.8 EFFECT ON CAPITAL STOCK OF MERGERCO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         2.9 EFFECT ON CAPITAL STOCK OF AIC. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  2.9.1 AGGREGATE CONSIDERATION TO BE RECEIVED BY AIC SHAREHOLDERS AND ESCROW. The aggregate merger consideration issued at the Effective Time to AIC Shareholders will be that number of fully paid, nonassessable shares of Xtrana Common Stock constituting the Merger
Consideration, which number includes the Holdback Shares). To the extent necessary, the Parties shall make appropriate adjustment to the AIC Common Exchange Ratios, AIC Series A Preferred Exchange Ratio and AIC Series A-1 Preferred Ratio, as applicable, to ensure that the shares issued at the Effective Time to the AIC Shareholders (including the Holdback Shares) shall not exceed the Merger Consideration. Of the total Merger Consideration, that number of shares of Xtrana Common Stock constituting the Holdback Shares shall be deposited at Closing in escrow, along with the AIC Indemnification Shares which shall be deposited in escrow at Closing by Xtrana, to be held pursuant to the terms and conditions of this Agreement and the Escrow Agreement until released for distribution to the AIC Shareholders or for cancellation.

                  2.9.2 CONVERSION OF AIC COMMON STOCK. Each issued and outstanding share of AIC Common Stock (other than shares of AIC Common Stock, if any, that are held by Xtrana or MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of Xtrana Common Stock equal to the AIC Common Exchange Ratio, subject in all respects to SECTION
2.9.1 and the Escrow Agreement.

                  2.9.3 CONVERSION OF AIC SERIES A PREFERRED STOCK. Each issued and outstanding share of AIC Series A Preferred Stock (other than shares of AIC Series A Preferred Stock, if any, that are held by Xtrana or MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of Xtrana Common Stock equal to the AIC Series A Preferred Exchange Ratio, subject in all respects to SECTION 2.9.1 and the Escrow Agreement.

                  2.9.4 CONVERSION OF AIC SERIES A-1 PREFERRED STOCK. Each issued and outstanding share of AIC Series A-1 Preferred Stock (other than shares of AIC Series A-1 Preferred Stock, if any, that are held by Xtrana or MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of Xtrana Common Stock equal to the AIC Series A-1 Preferred Exchange Ratio, subject in all respects to SECTION 2.9.1 and the Escrow Agreement.

                  2.9.5 CANCELLATION OF TREASURY SHARES AND SHARES HELD BY XTRANA. Any and all AIC Shares owned by Xtrana or MergerCo or held in the treasury of AIC shall be cancelled and cease to exist at the Effective Time, and no consideration shall be paid with respect thereto.

                  2.9.6 NO FRACTIONAL SHARES. No fractional shares of Xtrana Common Stock shall be issued in the Merger. If the number of shares a holder of AIC Shares holds immediately prior to the Closing multiplied by the applicable exchange ratio would result in the issuance of a fractional share of Xtrana Common Stock, that product will be rounded down to the nearest whole number of shares of Xtrana Common Stock if it is less than the fraction of one-half (.5) of one share of Xtrana Common Stock or round up to the nearest whole number of shares of Xtrana Common Stock if the said product is equal to or greater than the fraction of one-half (.5) of one share of Xtrana Common Stock.

                  2.9.7 CANCELLATION AND RETIREMENT OF AIC SHARES. As of the Effective Time, all AIC Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such AIC Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration per share upon the surrender of such certificate in accordance with SECTION 2.10, without any interest thereon, subject to any applicable withholding tax.

                  2.9.8 STOCK OPTIONS AND WARRANTS. At the Effective Time, all options to purchase shares of AIC Common Stock then outstanding and all warrants to purchase shares of AIC Common Stock or AIC Preferred Stock then outstanding, in each case whether vested or unvested, shall be assumed by Xtrana or replaced with Xtrana options and warrants on substantially identical terms (the "ASSUMED OPTIONS AND WARRANTS") in accordance with this SECTION 2.9.8, provided that warrants to purchase shares of AIC Preferred Stock will be exercisable into shares of Xtrana Common Stock based on the relevant Exchange Ratio. Each Assumed Option and Warrant will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions), except that (i) each Assumed Option and Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Xtrana Common Stock equal to the product of the number of shares of AIC Common Stock that were issuable upon exercise of such AIC option or warrant immediately prior to the Effective Time multiplied by the AIC Common Exchange Ratio, and (ii) the per share exercise price for the shares of Xtrana Common Stock issuable upon exercise of each Assumed Option and Warrant will be equal to the quotient determined by dividing the exercise price per share of AIC Common Stock at which such AIC option or warrant was exercisable immediately prior to the Effective Time by the AIC Common Exchange Ratio.

         2.10     EXCHANGE OF CERTIFICATES.

                  2.10.1 EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Xtrana shall deliver to each holder of record of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of AIC Shares (the

"CERTIFICATES") whose shares are converted pursuant to SECTION 2.9 into the right to receive Merger Consideration: (i) a letter of transmittal (the "LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Xtrana or its designated agent and shall be in such form and have such other customary provisions as Xtrana may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration allocable to the AIC Shares formerly represented thereby.

                  2.10.2 MERGER SHARE CERTIFICATES. Upon surrender of a Certificate for cancellation to Xtrana, or to any agent or agents as may be appointed by Xtrana, together with the Letter of Transmittal, duly completed and executed in accordance with its terms and such other documents as Xtrana or its agent or agents, the holder of such Certificate shall be entitled to receive in exchange therefore, a certificate ("MERGER SHARE CERTIFICATE") representing the number of shares of Xtrana Common Stock which such holder has the right to receive pursuant to the provisions of SECTION 2.9 less such holder's pro rata portion of the Holdback Shares (calculated as that percentage of the total number of shares issuable as Merger Consideration that such holder has the right to receive pursuant to SECTION 2.9) and the Certificate so surrendered shall forthwith be cancelled. If any certificate for such Xtrana Common Stock is to be issued in a name other than that in which the certificate for AIC Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Xtrana or its transfer agent any transfer or other taxes or other costs required by reason of the issuance of certificates for such Xtrana Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Xtrana or its transfer agent that all taxes have been paid. Until surrendered as contemplated by this SECTION 2.10.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by SECTION 2.9.

                  2.10.3 LOST CERTIFICATES. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Xtrana, the posting by such Person of a bond in such reasonable amount as Xtrana may direct as indemnity against any claim that may be made against it with respect to such Certificate, Xtrana shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration due to such Person a provided in SECTION 2.9.

                  2.10.4 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Xtrana Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for AIC Shares with respect to the shares of Xtrana Common Stock, the right to receive which is represented thereby, until the surrender of such certificate in accordance with this SECTION 2.10.

                  2.10.5 NO FURTHER OWNERSHIP RIGHTS IN AIC SHARES. All shares of Xtrana Common Stock issued upon the surrender of the Certificates in accordance with the terms of this SECTION 2 and placed in escrow pursuant to
SECTION 2.9.1, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to AIC Shares theretofore represented by such certificates.

                  2.10.6 NO LIABILITY. None of the Parties shall be liable to any Person in respect of any shares of Xtrana Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing AIC Shares shall not have been surrendered prior to the first (1st) anniversary of the Closing, any such shares, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of Xtrana, free and clear of all claims or interests of any Person previously entitled thereto.

3.       REPRESENTATIONS AND WARRANTIES OF AIC.

         Except as set forth in the disclosure schedule delivered by AIC to Xtrana at the time of execution of this Agreement and attached hereto (the "AIC DISCLOSURE SCHEDULE") and arranged in section corresponding to the numbered subsections contained in this SECTION 3, AIC represents and warrants to Xtrana as follows:

         3.1 ORGANIZATION, STANDING AND CORPORATE POWER. AIC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as now being conducted and currently contemplated to be conducted. AIC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on AIC.

         3.2 SUBSIDIARIES. The only direct or indirect Subsidiaries of AIC are listed in the AIC Disclosure Schedule (the "AIC SUBSIDIARIES"). All the outstanding shares of capital stock of each AIC Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in the AIC Disclosure Schedule, are owned (of record and beneficially) by AIC, free and clear of all Liens. Except for the capital stock of the AIC Subsidiaries, which are corporations, AIC does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

         3.3 CAPITAL STRUCTURE. The authorized capital stock of AIC consists of 70,000,000 shares of AIC Common Stock, 14,000,000 shares of AIC Series A Preferred Stock and 10,000,000 shares of AIC Series A-1 Preferred Stock, of which 23,177,526 shares of AIC Common Stock, 10,533,334 shares of AIC Series A Preferred Stock and no shares of AIC Series A-1 Preferred Stock are issued and outstanding. In addition, the AIC Board of Directors has approved the issuance of approximately 7,343,418 shares of AIC Series A-1 Preferred Stock in exchange for the conversion of all outstanding principal, accrued interest or other obligations under all convertible notes or other convertible debt obligations of AIC outstanding as of the date hereof (the "NOTE CONVERSION"). Except as set forth above, no shares or other equity securities of AIC are issued, reserved for issuance or outstanding. All outstanding shares of AIC are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of AIC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of AIC may vote. The AIC Disclosure Schedule sets forth the outstanding capitalization of AIC, including a list of all holders of AIC Shares and their respective holdings. Except as set forth on the AIC Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AIC is a party or by which it is bound obligating AIC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity or voting securities of AIC or obligating AIC to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of AIC or any AIC Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any securities of AIC. There are no agreements or arrangements pursuant to which AIC is or could be required to register AIC Common Stock or other securities under the Securities Act, or other agreements or arrangements with or among any security holders of AIC with respect to securities of AIC.

         3.4 AUTHORITY. AIC has the requisite corporate and other power and authority to enter into this Agreement and, subject to obtaining the AIC Shareholders' Approval (as defined in SECTION 3.33), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AIC and the consummation by AIC of the transactions contemplated hereby have been duly authorized by the Board of Directors of AIC; the Board of Directors has recommended adoption of this Agreement by the shareholders of AIC; and no other corporate proceedings on the part of AIC or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by AIC and the consummation by AIC of the transaction contemplated hereby, other than obtaining the AIC Shareholders' Approval. This Agreement has been duly executed and delivered by AIC and constitutes a valid and binding obligation of AIC, enforceable against AIC in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         3.5 NON-CONTRAVENTION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of AIC under, (i) the Articles of Incorporation or Bylaws of AIC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to AIC, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to AIC, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have either a Material Adverse Effect on AIC or would not prevent, hinder or delay the ability of AIC to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to AIC in connection with the execution and delivery of this Agreement by AIC or the consummation by AIC of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Certificate of Merger and other appropriate merger documents required by the CGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which AIC is qualified to do business.

         3.6 FINANCIALS STATEMENTS. Set forth on the AIC Disclosure Schedule are the following financial statements (collectively the "AIC FINANCIAL STATEMENTS"): (a) unaudited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 2002 and 2003 for AIC and (b) unaudited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the ten months ended October 31, 2004 for AIC. The AIC Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of AIC as of such dates and the results of operations of AIC for such periods, are correct and complete, and are consistent with the books and records of AIC; PROVIDED, HOWEVER, that the unaudited interim financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since September 30, 2004, AIC has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

         3.7 NO UNDISCLOSED LIABILITIES. AIC does not have any liabilities or obligations (whether absolute, contingent or otherwise), which are not adequately reflected or provided for in the AIC Financial Statements, except for liabilities and obligations (i) that have been incurred since the date of the most recent balance sheet included in the AIC Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to AIC's business, and (ii) not due and payable or to be performed or satisfied after the date hereof under AIC Contracts in accordance with their terms, in each case which are not (singly or in the aggregate) material to AIC's business.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 31, 2004, AIC has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change with respect to AIC; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to AIC; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by SECTION 5.1 without prior consent of Xtrana; or
(iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of AIC to consummate the transactions contemplated by this Agreement.

         3.9 LEGAL PROCEEDINGS. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of AIC, threatened against, relating to or involving AIC, or real or personal property of AIC, before any Governmental Entity or other third party. To the knowledge of AIC, there is no basis for any such suit, action, proceeding or investigation.

         3.10 COMPLIANCE WITH LAW. AIC is compliance in all material respects with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all

Governmental Entities. AIC has not been charged with and, to the knowledge of AIC, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity. AIC is not a party to or bound by any order, judgment, decree or injunction of any Governmental Entity. AIC has filed all reports and has all Licenses required to be filed with any Governmental Entity on or before the date hereof the failure to file or to obtain would result in a Material Adverse Effect on AIC.

         3.11 OFFICERS AND EMPLOYEES. AIC has made available to Xtrana a schedule containing a true and complete list of all of the employees (whether full-time, part-time or otherwise) and independent contractors of AIC as of the date hereof, specifying with respect to each such individual his or her position, status, annual salary and hourly wages, including consulting or other independent contractor fees. AIC is not a party to or bound by any employment agreement. AIC has not made any verbal commitments to any such officers, employees or former employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise.

         3.12 EMPLOYEE RELATIONS. To the knowledge of AIC, no executive, key employee, or group of employees has any plans to terminate employment with AIC. AIC is not a party to or bound by any collective bargaining agreement, nor has AIC experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. AIC has not committed any unfair labor practice (as determined under any applicable law). There is no organizational effort currently being made or threatened by or on behalf of any labor union with respect to any of AIC's employees.

         3.13 BENEFIT PLANS. The AIC Disclosure Schedule contains a true and complete list of each Benefit Plan currently sponsored, maintained or contributed to by AIC. Any special tax status enjoyed by such plan is noted on such schedule. With respect to each Benefit Plan identified the AIC Disclosure Schedule, AIC has heretofore delivered or made available to Xtrana true and complete copies of the plan documents and any amendments thereto (or, if the plan is not written, a written description thereof). AIC's records accurately reflect its employees' employment histories, including their hours of service, and all such data is maintained in a usable form.

         3.14 CERTAIN EMPLOYEE PAYMENTS. AIC is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of AIC of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         3.15 TAX RETURNS AND TAX PAYMENTS. AIC is not subject to any liabilities or claims for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the AIC Financial Statements or those incurred since the date of the most recent balance sheet included in the AIC Financial Statements in the ordinary course of business. AIC has duly filed when due all Tax Returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. AIC has made available to Xtrana accurate and complete copies of all of its Tax Returns for all periods, except those periods for which returns are not yet due. AIC has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Entity any contract or other agreement now in effect extending the period for assessment or collection of any Taxes against it. There are no Liens for Taxes upon, pending against or threatened against, any asset of AIC. AIC is not subject to any Tax allocation or sharing agreement.

         3.16 ENVIRONMENTAL MATTERS. Except as set forth on the AIC Disclosure Schedule, (i) AIC is in compliance with all Environmental Laws in connection with owning, using, maintaining or operating its business or assets;
(ii) each location at which AIC operates, or has operated, its business is in compliance with all Environmental Laws; and (iii) there are no pending or, to AIC's knowledge, threatened allegations by any Person that AIC's properties or assets is not, or that its businesses has not been conducted, in compliance with all Environmental Laws. No material expenditures are or will be required in order for AIC to comply with any applicable Environmental Law. AIC has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws or any liabilities, including any investigatory, remedial or corrective liabilities, relating to AIC, or its facilities arising under Environmental Laws. Neither AIC nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

         3.17     CONTRACTS  AND  COMMITMENTS.   The  AIC  Disclosure   Schedule
contains a true, complete and accurate list of each of the following written, and to AIC's knowledge, oral, contracts, agreements, understandings or other obligations to which AIC is a party or by which any of its assets or properties are bound (together the "AIC CONTRACTS"):

                  3.17.1 all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of AIC;

                  3.17.2 all rental or use agreements, contracts, covenants or obligations which may involve the payment by or to AIC of more than $25,000;

                  3.17.3 any contract, agreement, commitment or obligation to make any capital expenditures in excess of $25,000;

                  3.17.4 contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of AIC to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, AIC, or covering indemnification of another Person other than in the ordinary course of business;

                  3.17.5 any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  3.17.6 contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to AIC of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by AIC, without penalty, premium or other liability within 30 days or may involve the payment by or to AIC of more than $25,000;

                  3.17.7 contracts, agreements, commitments or other obligations to provide services or facilities by or to AIC or to or by another Person which is not terminable by AIC within 30 days without penalty, premium or other liability or involving payment by AIC or the other Person of more than $25,000;

                  3.17.8 any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

                  3.17.9 any contract or agreement granting any Person a Lien on all or any part of any asset of AIC;

                  3.17.10 any contract providing for the indemnification or holding harmless by AIC of any of its shareholders, officers, directors, employees or representatives;

                  3.17.11 all other contracts, agreements, commitments or other obligations whether or not made in the ordinary course of business which may involve the expenditure by AIC of funds in excess of $25,000 per commitment (or under a group of similar commitments), or are otherwise material to AIC; or

                  3.17.12 all other contracts, agreements, commitments, or other obligations of any kind that involve or relate to any AIC Shareholder, officer, director, employee or consultant of AIC or any Affiliate or relative thereof.

True, correct and complete copies of all AIC Contracts have been made available to Xtrana. To the knowledge of AIC, the AIC Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to AIC and each other party to such AIC Contracts. There are no existing defaults or breaches of AIC under any AIC Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the knowledge of AIC, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any AIC Contract. Except as set forth on the AIC Disclosure Schedule, AIC is not participating in any discussions or negotiations regarding modification of or amendment to any AIC Contract or entry in any new material contract applicable to AIC or the real or personal property of AIC. The AIC Disclosure Schedule specifically identifies each AIC Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

         3.18 RECEIVABLES. All of the receivables of AIC are enforceable, represent BONA FIDE transactions, and arose in the ordinary course of business of AIC, and are reflected properly in its books and records. All of AIC's receivables are reasonably believed by AIC to be collectible in accordance with past practice and the terms of such receivables, without set off or counterclaims except to the extent of reserves therefor set forth in the most recent balance sheet included in the AIC Financial Statements or, for receivables arising subsequent to September 30, 2004, as reflected on the books and records of AIC. No customer or supplier of AIC has any reasonable basis to believe that it has or would be entitled to any payment terms other than terms in the ordinary course of business, including any prior course of conduct.

         3.19 PERSONAL PROPERTY. AIC has good, clear and marketable title to all the tangible properties and tangible assets reflected in AIC's latest balance sheet as being owned by AIC or acquired after the date thereof which are, individually or in the aggregate, material to AIC's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens. All equipment and other items of tangible personal property and assets of AIC (a) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and (b) are usable in the regular and ordinary course of AIC's business.

         3.20 REAL PROPERTY. AIC does not own any real property. The AIC Disclosure Schedule sets forth all real property leases to which AIC is a party. AIC has a valid leasehold interest in such leased real property, and such leases are in full force and effect. The improvements and fixtures on such real property leased by AIC are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

         3.21 INTELLECTUAL PROPERTY RIGHTS. AIC owns, or is licensed or otherwise has the valid rights to use, all Intellectual Property used in the conduct of its business (the "AIC INTELLECTUAL PROPERTY"). The AIC Disclosure Schedule contains an accurate and complete list of all: (a) Intellectual Property owned by AIC, (b) Intellectual Property licensed to AIC, including a list of all agreements related thereto, and (c) licenses granted by AIC to others to use AIC's Intellectual Property, including a list of all agreements related thereto (in each case excluding licenses available in consumer retail stores or subject to "shrink-wrap" license agreements), in each case that is the subject of an application, certificate, filing or registration with a Governmental Entity. AIC owns all right, title and interest in and to the Intellectual Property owned by it, free and clear of any Liens. AIC has the sole and exclusive right to use AIC Intellectual Property licensed to it, and the consummation of the transaction contemplated hereby will not alter or impair any such rights. No claims have been asserted by any Person challenging or questioning the validity or effectiveness of any licenses or agreements related to the Intellectual Property licensed by, or licensed to, AIC, and to the knowledge of AIC, there is no valid basis for any such claim. To the knowledge of AIC, the use by AIC of any Intellectual Property owned or licensed to it does not violate or infringe the rights of any Person. To the knowledge of AIC, neither AIC nor any other Person is in default under any license or other agreement relating to any AIC Intellectual Property, and all such licenses and agreements are valid, in full force and effect and enforceable. AIC has taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, AIC Intellectual Property. No present or former employee or consultant of AIC owns or has any proprietary, financial or other interest, direct or indirect (other than through ownership of AIC Common Stock), in whole or in part, in any AIC Intellectual Property.

         3.22 TRANSACTIONS WITH RELATED PARTIES. AIC is not a party to any contract, lease, license, commitment or arrangement, written or oral, which, were AIC a "registrant" under the Exchange Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-B as promulgated by the SEC, and there are no loans outstanding to or from any Person specified in Item 404(a) of Regulation S-B from or to AIC.

         3.23 NO GUARANTIES. None of the obligations or liabilities of AIC incurred in connection with the operation of its business is guaranteed by or subject to a similar contingent obligation of any other Person. AIC has not guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person. There are no outstanding letters of credit, surety bonds or similar instruments of AIC or any of its Affiliates.

         3.24 INSURANCE. The AIC Disclosure Schedule contains a complete and correct list of all insurance policies carried by or for the benefit of AIC. AIC delivered to Xtrana schedules specifying the insurer, amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid of each such insurance policies. AIC is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which AIC is engaged. AIC does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         3.25 CUSTOMER RELATIONS. The AIC Disclosure Schedule contains a complete and accurate list of the names and addresses of each customer that generated more than $40,000 in revenue for AIC during since January 1, 2003. Except as set forth in the AIC Disclosure Schedule no such customer (or former customer) during the last twelve (12) months has canceled, terminated or, to the knowledge of AIC, made any threat to cancel or otherwise terminate its contract or to decrease its usage of AIC's services or products. AIC has not received any notice or has any knowledge to the effect that any current customer or supplier may terminate or materially alter its business relations with AIC, either as a result of the transactions contemplated by this Agreement or otherwise.

         3.26 PRODUCT OR SERVICE DEFECTS; LIABILITY. AIC is not aware of any material defects in any of its products or the design thereof, nor in any of the services it provides. AIC has not received any customer complaints or third party reports concerning alleged defects in its products, the design thereof or its services that, if true, could have a Material Adverse Effect on AIC, nor has AIC had any of its products returned by a purchaser thereof other than for minor, nonrecurring warranty problems. AIC has no liabilities (and, to the knowledge of AIC, there is no basis for any present or future action against AIC giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by AIC.

         3.27 PRODUCT WARRANTY. Each product manufactured, sold, leased or delivered by AIC has been manufactured, sold, leased or delivered, as the case may be, in conformity in all material respects with all applicable law, all contracts to which AIC is a party, and all express and implied warranties, and AIC does not have any liability (and, to the knowledge of AIC, there is no basis for any present or future actions against AIC giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance AIC's ordinary course of business, consistent with GAAP. No product designed, manufactured, sold, leased or delivered by AIC is subject to any guaranty, warranty or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease.

         3.28 LICENSES. AIC owns or possesses all of the material Licenses which are necessary to enable it to carry on its business as presently conducted. All such Licenses are valid, binding, and in full force and effect. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such License.

         3.29 RECORDS. The books of account, corporate records and minute books of AIC are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books and of the stock register of AIC have been provided to Xtrana.

         3.30 NO BROKERS OR FINDERS. AIC has not, and its Affiliates, officers, directors or employees have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the transactions contemplated hereby.

         3.31 BOARD RECOMMENDATION. The Board of Directors of AIC has unanimously determined that the terms of the Merger are fair to and in the best interests of the AIC Shareholders and recommended that the AIC Shareholders approve the Merger.

         3.32 DISCLOSURE. AIC has disclosed to Xtrana all facts material to AIC's business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. None of the information supplied by AIC in connection with the solicitation by Xtrana of the Xtrana Stockholders' Approval contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.33 REQUIRED AIC VOTE. The affirmative votes of (a) the holders of a majority of the shares of AIC Shares voting together as one class on an as-converted basis and (b) the holders of AIC Series A Preferred Stock and AIC Series A-1 Preferred Stock, voting together as one class, are the only votes of the holders of any class or series of AIC's securities necessary to approve the Merger (the "AIC SHAREHOLDERS' APPROVAL").

4.       REPRESENTATIONS AND WARRANTIES OF XTRANA AND MERGERCO.

         Except as set forth in the disclosure schedule delivered by Xtrana to AIC at the time of execution of this Agreement and attached hereto (the "XTRANA DISCLOSURE SCHEDULE"), Xtrana and MergerCo, jointly and severally, represent and warrant to AIC as follows:

         4.1 ORGANIZATION, STANDING AND CORPORATE POWER. Xtrana is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted. MergerCo is duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite corporate power and authority to carry on its business as now being conducted.

         4.2 NO SUBSIDIARIES. Other than MergerCo, Xtrana does not currently own, directly or indirectly, any capital stock or other equities, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other association.

         4.3      CAPITAL STRUCTURE.

                  4.3.1 The authorized capital stock of Xtrana consists of 50,000,000 shares of Xtrana Common Stock, $0.01 par value, of which 16,533,269 shares of Xtrana Common Stock are issued and outstanding as of the date of this Agreement. All outstanding shares of capital stock of Xtrana are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Xtrana having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Xtrana Common Stock may vote. Except as set forth on the Xtrana Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Xtrana is a party or by which any of them is bound obligating Xtrana to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Xtrana or obligating Xtrana to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Xtrana or obligating Xtrana to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Xtrana to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Xtrana. There are no agreements or arrangements pursuant to which Xtrana is or could be required to register shares of Xtrana Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any holder of Xtrana securities with respect to securities of Xtrana.

                  4.3.2 The authorized capital stock of MergerCo consists of 1,000 shares of Common Stock, all of which are issued and outstanding as of the date of this Agreement and held by Xtrana. All outstanding shares of capital stock of MergerCo are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of MergerCo having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of MergerCo Common Stock may vote. Other than as provided in this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MergerCo is a party or by which any of them is bound obligating MergerCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of MergerCo or obligating MergerCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of MergerCo or obligating MergerCo to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         4.4 AUTHORITY. Each of Xtrana and MergerCo has the requisite corporate and other power and authority to enter into this Agreement and, subject to obtaining the Xtrana Stockholders' Approval (as defined in SECTION 4.15), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Xtrana and MergerCo and the consummation by Xtrana and MergerCo of the transactions contemplated hereby have been duly authorized by the Board of Directors of Xtrana; the Board of Directors has recommended adoption of this Agreement by the stockholders of Xtrana; and no other corporate proceedings on the part of Xtrana or its stockholders are necessary to authorize the execution, deliver and performance of this Agreement by Xtrana and the consummation by Xtrana of the transaction contemplated hereby, other than obtaining the Xtrana Stockholders' Approval. This Agreement has been duly executed and delivered by each of Xtrana and MergerCo and constitutes a valid and binding obligation of each of Xtrana and MergerCo, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         4.5 NON-CONTRAVENTION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of either Xtrana or MergerCo under, (i) the Certificate or Articles of Incorporation or Bylaws of Xtrana or MergerCo, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Xtrana or MergerCo, their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Xtrana or MergerCo, their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have either a Material Adverse Effect on Xtrana or MergerCo or could not prevent, hinder or delay the ability of Xtrana or MergerCo to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Xtrana or MergerCo in connection with the execution and delivery of this Agreement by Xtrana or MergerCo or the consummation by Xtrana and MergerCo of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Certificate of Merger and other appropriate merger documents required by the CGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which Xtrana is qualified to do business.

         4.6      SEC DOCUMENTS; UNDISCLOSED LIABILITIES.

                  4.6.1    For all periods subsequent to January 1, 2000, Xtrana
has filed all reports, schedules, forms, statements and other documents as required by the SEC in a timely basis (or has received a valid extension of such time of filing and has filed any such reports or other documents prior to the expiration of any such extension), and Xtrana has delivered or made available to AIC all reports, schedules, forms, statements and other documents filed with the SEC during such period (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "XTRANA SEC DOCUMENTS"). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date hereof, then as of the date of such amendment, supplement or superseding filing) the Xtrana SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Xtrana SEC Documents, and none of the Xtrana SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Xtrana included in such Xtrana SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly and accurately present the consolidated financial position of Xtrana as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Xtrana's independent accountants). Except as set forth in the Xtrana SEC Documents, at the date of the most recent financial statements of Xtrana included in the Xtrana SEC Documents, Xtrana did not have, and since such date Xtrana has not incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for liabilities and obligations that have been incurred since the date of the most recent balance sheet included in the Xtrana Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to Xtrana's business.

                  4.6.2 The Xtrana SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Xtrana nor any of its officers has received any notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

                  4.6.3 Xtrana is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to Xtrana.

         4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Xtrana SEC Documents, since the date of the most recent financial statements included in the Xtrana SEC Documents, Xtrana has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any Material Adverse Change with respect to Xtrana; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Xtrana; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by SECTION 5.1 without the prior consent of AIC; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Xtrana to consummate the transactions contemplated by this Agreement.

         4.8 INFORMATION SUPPLIED. None of the information included or incorporated by reference in the proxy statement relating to the Xtrana Stockholders' Meeting (as defined in SECTION 6.4.2), as amended or supplemented from time to time (as so amended and supplemented, the "PROXY STATEMENT"), and any other documents to be filed by Xtrana with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders of Xtrana and at the time of the Xtrana Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies for the Xtrana Stockholders' Meeting which shall have become false or misleading, except that no representation is made by Xtrana with respect to information supplied in writing by or on behalf of AIC for inclusion therein. The Proxy Statement filed by Xtrana with the SEC under the Exchange Act relating to the Xtrana Stockholders' Meeting, and any other documents to be filed with the SEC in connection with the Merger, will comply as to form in all material respects with the Exchange Act.

         4.9 CERTAIN EMPLOYEE PAYMENTS. Xtrana is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Xtrana of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

         4.10 TAX RETURNS AND TAX PAYMENTS. Xtrana is not subject to any liabilities or claims for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the financial statements included in the Xtrana SEC Documents or those incurred since the date of the most recent balance sheet included in the Xtrana SEC Documents in the ordinary course of business. Xtrana has duly filed when due all Tax Returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. Xtrana has made available to AIC accurate and complete copies of all of its Tax Returns for all periods, except those periods for which returns are not yet due. Xtrana has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Entity any contract or other agreement now in effect extending the period for assessment or collection of any Taxes against it. There are no Liens for Taxes upon, pending against or threatened against, any asset of Xtrana. Xtrana is not subject to any Tax allocation or sharing agreement.

         4.11 RECORDS. The books of accounts, corporate records and minute books of Xtrana and MergerCo are complete and correct in all material respects. Complete and accurate copies of all such books of account, corporate records and minute books of Xtrana and MergerCo have been provided to AIC.

         4.12 MERGERCO. MergerCo has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, MergerCo has not conducted any business activities and does not have any material liabilities.

         4.13 NO BROKERS OR FINDERS. Neither Xtrana, MergerCo, nor their respective Affiliates, officers, directors or employees have, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commissions or similar payment in connection with any of the transactions contemplated hereby.

         4.14 BOARD RECOMMENDATION. The Board of Directors of Xtrana has unanimously determined that the terms of the Merger are fair to and in the best interests of the Stockholders of Xtrana and recommended that the holders of Xtrana Common Stock approve the Merger.

         4.15 REQUIRED XTRANA VOTE. The affirmative vote of the holders of a majority of shares of Xtrana Common Stock is the only vote of the holders of any class or series of Xtrana's securities necessary to approve the Merger (the "XTRANA STOCKHOLDERS' APPROVAL").

         4.16 LEGAL PROCEEDINGS. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of Xtrana, threatened against, relating to or involving Xtrana, or real or personal property of Xtrana, before any Governmental Entity or other third party. To the knowledge of Xtrana, there is no basis for any such suit, action, proceeding or investigation.

         4.17 TRANSACTIONS WITH APPLERA CORPORATION. Xtrana provided to AIC true and complete copies of all agreements, instruments, certificates and other documents entered or delivered in connection with the Assignment Agreement dated as of January 26, 2004 by and between Xtrana and Applera Corporation, through its Applied Biosystems Group ("ABI"), as amended by the First Amendment to Assignment Agreement dated as of March 31, 2004, between Xtrana and ABI (as amended, the "ASSIGNMENT AGREEMENT"), including all amendments, supplements, exhibits and ancillary agreements related thereto (collectively, the "ABI AGREEMENTS"). Other than breaches or potential breaches that have been waived, all representations warranties made by Xtrana in the Assignment Agreement were true and correct on the date of the Assignment Agreement and on the closing of the transactions under the Assignment Agreement. Xtrana is in compliance in all material respects with and has not breached, violated or defaulted under in any material respect, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of the ABI Agreements, nor has there occurred any event or condition that could reasonably constitute such a breach, violation or default with the lapse of time, giving of notice or both, and Xtrana is not aware of any legitimate basis for any indemnification claim against Xtrana under the ABI Agreements. The ABI Agreements and the consummation of the transactions contemplated thereby did not breach or caused a default under the Cooperation Agreement No. 70NANB5H1109 between Xtrana and the National Institutes of
Standards and Technology (the "NIST AGREEMENT") or under Contract DAMB 17-00-C-001 between Xtrana and the U.S. Army (the "US ARMY AGREEMENT"). Xtrana has at all times complied with all terms and conditions of the NIST Agreement and the US Army Agreement, and except pursuant to the Confirmatory Licenses dated February 18, 2004 and February 20, 2004, true and complete copies of which were delivered to AIC, Xtrana has no obligations under the NIST Agreement or the US Army Agreement required to be performed after the date of this Agreement.

         4.18 CONTRACTS AND COMMITMENTS. The Xtrana Disclosure Schedule contains a true, complete and accurate list of each of the following written, and to Xtrana's knowledge, oral, contracts, agreements, understandings or other obligations to which Xtrana is a party or by which any of its assets or properties are bound (together the "XTRANA CONTRACTS"):

                  4.18.1 all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Xtrana;

                  4.18.2 all rental or use agreements, contracts, covenants or obligations which may involve the payment by or to Xtrana of more than $25,000;

                  4.18.3 any contract, agreement, commitment or obligation to make any capital expenditures in excess of $25,000;

                  4.18.4 contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of Xtrana to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, Xtrana, or covering indemnification of another Person other than in the ordinary course of business;

                  4.18.5 any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

                  4.18.6 contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to Xtrana of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by Xtrana, without penalty, premium or other liability within 30 days or may involve the payment by or to Xtrana of more than $25,000;

                  4.18.7 contracts, agreements, commitments or other obligations to provide services or facilities by or to Xtrana or to or by another Person which is not terminable by Xtrana within 30 days without penalty, premium or other liability or involving payment by Xtrana or the other Person of more than $25,000;

                  4.18.8 any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

                  4.18.9 any contract or agreement granting any Person a Lien on all or any part of any asset of Xtrana;

                  4.18.10 any contract providing for the indemnification or holding harmless by Xtrana of any of its shareholders, officers, directors, employees or representatives;

                  4.18.11 all other contracts, agreements, commitments or other obligations whether or not made in the ordinary course of business which may involve the expenditure by Xtrana of funds in excess of $25,000 per commitment (or under a group of similar commitments), or are otherwise material to Xtrana; or

                  4.18.12 all other contracts, agreements, commitments, or other obligations of any kind that involve or relate to any holder of Xtrana Common Stock, officer, director, employee or consultant of Xtrana or any Affiliate or relative thereof.

True, correct and complete copies of all Xtrana Contracts have been made available to AIC. To the knowledge of Xtrana, the Xtrana Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Xtrana and each other party to such Xtrana Contracts. There are no existing defaults or breaches of Xtrana under any Xtrana Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the knowledge of Xtrana, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any Xtrana Contract. Except as set forth on the Xtrana Disclosure Schedule, Xtrana is not participating in any discussions or negotiations regarding modification of or amendment to any Xtrana Contract or entry in any new material contract applicable to Xtrana or the real or personal property of Xtrana. The Xtrana
Disclosure Schedule specifically identifies each Xtrana Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

         The Xtrana Disclosure Schedule contains a true, complete and accurate list of each written contract, agreement, understanding or other obligation to which Xtrana was a party or by which any of its assets or properties was bound that was terminated by Xtrana since May 14, 2004 (together the "TERMINATED XTRANA Contracts"). True, correct and complete copies of all Terminated Xtrana Contracts have been made available to AIC. Each of the Terminated Xtrana Contracts was terminated in full compliance with its terms or with the written consent of the other party to such Terminated Xtrana Contract, in each case without any liability to Xtrana.

         4.19 INSURANCE. The Xtrana Disclosure Schedule contains a complete and correct list of all insurance policies carried by or for the benefit of Xtrana, specifying the insurer, amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid.

         4.20 PRODUCT OR SERVICE DEFECTS; LIABILITY. Xtrana is not aware of any material defects in any of its products (including products developed and sold prior to completion of the transactions under the ABI Agreements) or the design thereof, nor in any of the services it provides. Xtrana has not received any customer complaints or third party reports concerning alleged defects in its products, the design thereof or its services that, if true, could have a Material Adverse Effect on Xtrana, nor has Xtrana had any of its products returned by a purchaser thereof other than for minor, nonrecurring warranty problems. Xtrana has no liabilities (and, to the knowledge of Xtrana, there is no basis for any present or future action against Xtrana giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by Xtrana.

         4.21 PRODUCT WARRANTY. Each product manufactured, sold, leased or delivered by Xtrana has been manufactured, sold, leased or delivered, as the case may be, in conformity in all material respects with all applicable law, all contracts to which Xtrana is a party, and all express and implied warranties, and Xtrana does not have any liability (and, to the knowledge of Xtrana, there is no basis for any present or future actions against Xtrana giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the financial statements included in the Xtrana SEC Documents (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance Xtrana's ordinary course of business, consistent with GAAP. No product designed, manufactured, sold, leased or delivered by Xtrana is subject to any guaranty, warranty or other indemnity or similar liability beyond the applicable standard terms and conditions of sale or lease.

         4.22 BENEFIT PLANS. The Xtrana Disclosure Schedule contains a true and complete list of each Benefit Plan currently sponsored, maintained or contributed to by Xtrana as well as any "employee benefit plan" as defined in
Section 3(3) of ERISA of Xtrana. Any special tax status enjoyed by such plan is noted on such schedule. With respect to each Benefit Plan and "employee benefit plan" identified on the Xtrana Disclosure Schedule, Xtrana has heretofore delivered or made available to AIC true and complete copies of the plan documents and any amendments thereto (or, if the plan is not written, a written description thereof). Xtrana has performed in all material respects all obligations required to be performed by it under each Benefit Plan and "employee benefit plan" identified on the Xtrana Disclosure Schedule, and each such Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Xtrana's records accurately reflect its employees' employment histories, including their hours of service, and all such data is maintained in a usable form. Xtrana has taken all actions required to terminate the Xtrana, Inc. 401(k) Plan.

         4.23 DISCLOSURE. None of the information supplied by Xtrana in connection with the solicitation by AIC of the AIC Shareholders' Approval contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.       COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.

         5.1 CONDUCT OF AIC, XTRANA AND MERGERCO. Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, each of Xtrana and AIC shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization and employees and to preserve the goodwill of Persons with which it has business relations. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, (i) each of Xtrana and AIC shall pay accounts payable and pay and perform other obligations of its business when they become due and payable in the ordinary course of business consistent with past practice, or when required to be performed, as the case may be, and (ii) each of Xtrana, MergerCo and AIC shall (unless otherwise mutually agreed to in writing):

                  5.1.1 not amend or alter its certificate or articles of incorporation, bylaws, or similar charter documents (except as required to effect the Reverse Stock Split (as defined in SECTION 6.4.2 below) and the Note Conversion);

                  5.1.2 not engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

                  5.1.3 not sell, exchange, lease, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

                  5.1.4 not, other than in connection with the Reverse Stock Split, with respect to Xtrana, and the Note Conversion, with respect to AIC, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital shares, (ii) split, combine, reclassify or take similar action with respect to any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital shares (other than the Reverse Stock Split), (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (iv) directly or indirectly redeem, repurchase or otherwise acquire any capital shares or any option with respect thereto, except for repurchases in connection with an existing option plan that result from a participant's use of such Party's Common Stock to exercise options or pay withholding taxes in connection with such exercise;

                  5.1.5 not sell, issue, grant or authorize the issuance or grant of any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security, except that (i) AIC may issue up to 7,343,418 shares of AIC Series A-1 Preferred Stock pursuant to the Note Conversion, (ii) AIC may issue AIC Common Stock upon the valid exercise of stock options and warrants outstanding as of the date of this Agreement and (iii) AIC may grant options to purchase shares of AIC Common Stock at fair market value in the ordinary course of business consistent with past practice to its employees, officers, directors and consultants;

                  5.1.6 not fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees (except as expressly provided herein) and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Effective Time;

                  5.1.7 not organize any subsidiary or acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

                  5.1.8 not enter into any instrument which would constitute an AIC Contract, as applicable, or enter into any material amendment, supplement or waiver in respect of any AIC Contract, in each case except in the ordinary course of business consistent with past practice;

                  5.1.9 not incur any severance pay obligation by reason of this Agreement or the transactions contemplated hereby;

                  5.1.10 not grant or extend any power of attorney other than in the ordinary course of business which does not affect a material part of its business;

                  5.1.11 keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  5.1.12 not make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP;

                  5.1.13 promptly advise the other Party in writing of any Material Adverse Effect with respect to it;

                  5.1.14 not agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing;

                  5.1.15 not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, by licensing or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business; or

                  5.1.16 not make any expenditure or enter into any commitment or transaction exceeding $30,000 other than purchases in the ordinary course of business consistent with past practices.

         5.2 ADVICE OF CHANGES. Each Party shall promptly advise the other Party in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of AIC contained in
SECTION 3 or Xtrana contained in SECTION 4 untrue or inaccurate such that the condition set forth in SECTIONS 7.2 or 7.3 would not be satisfied, (b) any breach of any covenant or obligation of AIC or Xtrana pursuant to this Agreement such that the condition set forth in SECTIONS 7.2 and 7.3 would not be satisfied, (c) any Material Adverse Change or Effect in AIC or Xtrana, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change or Effect on AIC or Xtrana or cause any of the conditions set forth in SECTIONS 7.2 or 7.3 not to be satisfied, including any communication related to the ABI Agreements; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.2 shall not be deemed to amend or supplement the AIC or Xtrana Disclosure Schedule.

         5.3 SEC REPORTS. Xtrana shall use commercially reasonable efforts to (a) cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by Xtrana between the date of this Agreement and the Effective Time to be filed in a timely manner and (b) remain a "reporting person" for purposes of the Exchange Act.

6.       ADDITIONAL AGREEMENTS.

         6.1 PROMISSORY NOTE. As soon as reasonably practicable, but in any event within two (2) business days, following the completion by AIC of the Note Conversion and delivery of evidence satisfactory to Xtrana and its counsel that all obligations under all convertible promissory notes of AIC outstanding as of the date hereof have been satisfied in full, Xtrana shall make a loan to AIC in the amount of $500,000, in exchange for execution and delivery of the Promissory Note and the Security Agreement (as defined in the Promissory Note) by AIC to Xtrana. The issuance of the Promissory Note, the borrowing of the amounts thereunder and the grant of the liens contemplated by the Promissory Note and the Security Agreement by AIC are expressly consented to by the Parties an shall not constitute a breach of SECTION 5.1 of this Agreement.

         6.2 AIC AUDIT. As soon as practicable following the execution and delivery of this Agreement but in no event later March 31, 2005, AIC shall cause its consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 to be audited (the "AIC AUDITED FINANCIAL STATEMENTS") by a firm of independent certified public accountants (the "INDEPENDENT ACCOUNTANTS") and the Independent Accountants shall have consented to the inclusion of the AIC Audited Financial Statements, including the Independent Accountants' report thereon, in the Proxy Statement to be filed by Xtrana with the SEC and delivered to the Xtrana stockholders. The AIC Audited Financial Statements shall comply with all applicable requirements of the Exchange Act and the rules and regulations of the SEC so that they may be included by Xtrana in the Proxy Statement and any other filings required to be made by Xtrana with the SEC. Xtrana will pay the fees and expenses of the Independent Accountants for the audit of the AIC Audited Financial Statements and providing their consent for inclusion of the AIC Audited Financial Statements in the Proxy Statement (the "AUDIT FEES") upon submission of invoices by AIC.

         6.3 FAIRNESS HEARING. Promptly after execution of this Agreement, the Parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, including preparation and filing with the California Commissioner of Corporations of the documents required by the California Corporations Code, including but not limited to any required Permit Application, request for a hearing ("HEARING REQUEST") or notice of a hearing ("HEARING NOTICE") pursuant to Sections 25121 and 25142 of the California Corporations Code (collectively the "NOTICE MATERIALS"), in connection with the Merger and the issuance of the Merger Consideration and the assumption or replacement of the Assumed Options and Warrants, in order to perfect the exemption from registration provided by
Section 3(a)(10) of the Securities Act. Each Party will use commercially reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective and to obtain the permit of the California
Commissioner of Corporation under the California Corporations Code (the "PERMIT") as promptly as practicable after such filing. Each of the Parties will promptly provide all information relating to their respective business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Each of the Parties will be solely responsible for any statement, information or omission in the Notice Materials relating to it or its Affiliates upon the written information furnished by it or its representatives.

         6.4      STOCKHOLDER APPROVALS.

                  6.4.1 AIC SHAREHOLDERS' APPROVAL. AIC shall, as promptly as practicable following obtaining the Permit, duly submit this Agreement and the transactions contemplated by this Agreement to the AIC Shareholders for approval and adoption. In connection with the Merger, this Agreement and the other transactions contemplated hereby, the Board of Directors of AIC shall (i) recommend to the AIC Shareholders that they consent to, and use all commercially reasonable efforts to obtain the approvals by the AIC Shareholders, of the Merger, this Agreement and the other transactions contemplated hereby, and (ii) otherwise comply with all requirements of applicable law and AIC's Articles of Incorporation and Bylaws in connection with obtaining the AIC Shareholders' Approval. AIC shall prepare and distribute to the AIC Shareholders a consent solicitation disclosure statement in connection with the solicitation of consents to obtain the AIC Shareholders' Approval, and shall provide Xtrana a reasonable period of time to review the disclosure statement prepared in connection with such consent solicitation prior to the delivery of such disclosure statement to the AIC Shareholders.

                  6.4.2 XTRANA STOCKHOLDERS' MEETING. Xtrana shall, as promptly as practicable following the delivery of the AIC Audited Financial
Statements, duly call, give notice of, convene and hold a meeting of its stockholders (the "XTRANA STOCKHOLDERS' MEETING") for the purpose of approving (a) the Merger pursuant to this Agreement and the other transactions contemplated by this Agreement, (b) the change of its corporate name to Alpha Innotech Corp., and (c) the authorization of a one-for-ten reverse split of the Xtrana Common Stock to effected immediately prior the Effective Time (the "REVERSE STOCK SPLIT"). In connection with the Merger, this Agreement and the other transactions contemplated hereby, the Board of Directors of Xtrana shall (i) recommend to the stockholders of Xtrana that they consent to, and use all commercially reasonable efforts to obtain the approvals by the stockholders of Xtrana, of the Merger, this Agreement and the other transactions contemplated hereby, and (ii) otherwise comply with all requirements of applicable law and Xtrana's Certificate of Incorporation and Bylaws in connection with obtaining the Xtrana Shareholders' Approval.

         6.5      BOARD OF DIRECTORS AND OFFICERS FOLLOWING CLOSING.

                  6.5.1 BOARD OF DIRECTORS. Xtrana covenants and agrees to take all actions necessary such that, immediately following the Closing, the Board of Directors of Xtrana shall consist of the following individuals:

                  Nagesh Mhatre, Ph.D.               William Snider
                  Haseeb Chaudhry                    Michael Bick, Ph.D.
                  Darryl Ray, Ph.D.                  James Chamberlain

who shall serve as the directors of Xtrana, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of Xtrana, in each case, until their respective successors shall have been elected and qualified or until otherwise provided by law. All other directors of Xtrana immediately prior to the Effective Time shall resign, effective as of the Effective Time.

                  6.5.2 OFFICERS. Each of the Parties covenants and agrees to take all actions necessary such that, immediately following the Closing, the officers of Xtrana immediately prior to the Effective Time shall resign and shall be replaced by the following individuals:

                  Haseeb Chaudhry..................  Chief Executive Officer
                  Darryl Ray, Ph.D.................  President, Chief  Financing
                                                     Officer and Chief Operating
                                                     Officer

who shall serve as officers of Xtrana subject to the applicable provisions of the Certificate of Incorporation and Bylaws of Xtrana, in each case, until their respective successors shall have been duly appointed or until otherwise provided by law.

         6.6      ACCESS TO INFORMATION; CONFIDENTIALITY.

                  6.6.1 ACCESS. Each of Xtrana and AIC shall, and shall (a) cause its officers, employees, counsel, financial advisors and other representatives to, afford to the other Party and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and
(b) during such period, cause its officers, employees and representatives to, furnish promptly to the other Party all information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request. Except as required by law, each of AIC and Xtrana will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in strict confidence and in accordance with the provisions of the Nondisclosure Agreement dated August 30, 2004 between AIC and Xtrana.

                  6.6.2    LIMITATIONS.   No  investigation   pursuant  to  this
SECTION 6.6 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

         6.7 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Xtrana and AIC will use their commercially reasonable efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of AIC to the Surviving Corporation in the Merger, in connection with the transactions contemplated by this Agreement, and
(ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

         6.8 PUBLIC ANNOUNCEMENTS. No party will issue any press release or other statements to any third party (other than to their respective agents) with respect to the transactions contemplated by this Agreement without the express written consent of the other parties, except as may be advised by counsel is necessary under applicable securities laws.

         6.9 PREPARATION OF PROXY STATEMENT. Xtrana shall prepare and file with the SEC promptly after receiving the AIC Audited Financial Statement, the Proxy Statement with such assistance from AIC as may be required. If at any time prior to the Effective Time of the Merger any event shall occur that should be set forth in an amendment or a supplement to the Proxy Statement, Xtrana shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Xtrana and AIC shall cooperate with each other in the preparation of the Proxy Statement, and Xtrana shall notify AIC of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to AIC promptly copies of all correspondence between the Xtrana or any representative of Xtrana and the SEC with respect to the Proxy Statement. Xtrana shall give AIC and its counsel reasonable opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Xtrana and AIC agrees to use commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement to be mailed to the holders of Xtrana Common Stock entitled to vote at the Xtrana Stockholders' Meeting at the earliest practicable time.

         6.10 AMENDING SCHEDULES. From time to time prior to the Closing, the Parties shall promptly supplement or amend AIC Disclosure Schedules or Xtrana Disclosure Schedules, as applicable, hereto with respect to any matter arising after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to have been set forth in AIC Disclosure Schedules or Xtrana Disclosure Schedules, as applicable. Such supplement or amendment shall have the effect of curing any related misrepresentation or breach of warranty made in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, each Party shall have a five
(5) business days following receipt of any supplemented or amended AIC Disclosure Schedules or Xtrana Disclosure Schedules, as applicable, which supplement or amend the AIC Disclosure Schedules or Xtrana Disclosure Schedules, as applicable, in a material respect to elect (a) to terminate this Agreement without any further liability to any other Party hereunder, or (b) in such non-amending Party's sole discretion, to elect to waive such breach and consummate the transactions contemplated by this Agreement.

         6.11 DEFERRED COMPENSATION. At the Closing, AIC's aggregate obligations for all deferred compensation shall be not more than $550,000 (the "DEFERRED COMPENSATION"). A schedule of the Deferred Compensation will be delivered by AIC to Xtrana prior the Closing and will be attached to this Agreement as SCHEDULE 6.11. At or promptly following the Closing, the Surviving Corporation or Xtrana may pay up to a total of $100,000 of the Deferred Compensation. Following the Closing, the Surviving Corporation and Xtrana shall be permitted to pay up to a total $30,000 of the Deferred Compensation per month; PROVIDED, HOWEVER, that no payment of any Deferred Compensation shall be permitted to the extent such payment would result in Xtrana having less than $1.7 million in cash following the payment. Notwithstanding the foregoing, all remaining Deferred Compensation may be paid by the Surviving Corporation or Xtrana at any time after June 30, 2006.

         6.12 EXPENSES. Except as expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

         6.13 NO SOLICITATION. Except as previously agreed to in writing by the other Party, neither AIC nor Xtrana nor any of their respective officers, directors, agents, representatives, or advisors shall solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any Person relating to any matter concerning any merger, consolidation, business combination, acquisition of all or any material part of the assets, business or stock, recapitalization or similar transaction involving AIC or Xtrana, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger or which would or could be expected to dilute the benefits to AIC of the transactions contemplated hereby. AIC or Xtrana will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

         6.14 DILUTIVE FINANCINGS. From the Effective Date and for a period of twelve (12) months thereafter, Xtrana shall not, directly or indirectly, without the unanimous approval of the Xtrana Board of Directors, offer or sell any shares of Xtrana Common Stock, securities convertible, exercisable or exchangeable for Xtrana Common Stock or other equity securities of Xtrana at a price per share of Xtrana Common Stock issued (or issuable upon exercise, conversion or exchange of such other securities) less than one hundred ten percent (110%) of the Market Price; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to shares of Xtrana Common Stock (or options to purchase such shares of Xtrana Common Stock) issued or issuable at not less than fair market value to officers, employees, or directors of, or consultants to, Xtrana pursuant to any stock purchase or option plan or other employee stock bonus arrangement or other similar agreement as approved by Xtrana Board of Directors or upon exercise or conversion of any securities convertible, exercisable or exchangeable for Xtrana Common Stock outstanding on the Closing Date.

         6.15 TAX REPORTING. Consistent with the intent of the parties hereto, each of AIC and Xtrana shall treat, and cause its Affiliates to so treat, the Merger as a reorganization under Section 368(a) with respect to all Tax Returns, to the extent consistent with law.

         6.16 FURTHER ASSURANCES. Each of Xtrana and AIC shall, and shall cause its Subsidiaries to, execute such further actions as may reasonably be requested by the other in order to consummate the Merger and other transaction contemplated by this Agreement and to use commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummated and make effective the Merger and the other transactions contemplated hereby, including fully cooperating with the other in obtaining required statutory approvals and authorization of any Governmental Entities necessary or advisable to consummate the transactions contemplated hereby.

7.       CONDITIONS PRECEDENT.

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  7.1.1    STOCKHOLDER   APPROVAL.   The  Xtrana   Stockholders'
Approval shall have been obtained.

                  7.1.2 FAIRNESS HEARING. Xtrana shall have been issued a permit from the California Department of Corporations with respect to the issuance of Xtrana Common Stock pursuant to this Agreement, and such permit shall be in full force and effect.

                  7.1.3 NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  7.1.4 REVERSE STOCK SPLIT. Xtrana shall have effected the Reverse Stock Split.

         7.2 CONDITIONS TO OBLIGATIONS OF XTRANA. The obligations of Xtrana to effect the Merger are further subject to the following conditions:

                  7.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of AIC set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all material respects as of such date.

                  7.2.2 PERFORMANCE OF OBLIGATIONS OF AIC. AIC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  7.2.3 NO MATERIAL ADVERSE CHANGE. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on AIC.

                  7.2.4 CONSENTS, ETC. Xtrana shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  7.2.5 SHAREHOLDER APPROVAL. The AIC Shareholders' Approval shall have been obtained by a vote of holders at least 90% of the issued and outstanding AIC Shares.

                  7.2.6    NO  DISSENTERS.   No  AIC  Shareholders   shall  have
dissented to the Merger or be entitled to exercise dissenters' rights in connection with the Merger.

                  7.2.7 NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

                  7.2.8 CONVERSION OF CONVERTIBLE NOTES. All convertible notes or other convertible debt obligations of AIC shall have been converted into equity securities of AIC prior the Closing.

                  7.2.9 DEFERRED COMPENSATION. AIC's aggregate obligations for all deferred compensation shall be not more than $550,000.

                  7.2.10 LEGAL OPINION. Xtrana shall have received the legal opinion of counsel to AIC, in substantially the form of EXHIBIT F hereto.

                  7.2.11 OFFICER'S CERTIFICATE. Xtrana shall have received an officer's certificate, substantially in the form of EXHIBIT D, duly executed on AIC's behalf.

                  7.2.12 SECRETARY'S CERTIFICATE. Xtrana shall have received a Secretary's certificate, substantially in the form of EXHIBIT E, duly executed on AIC's behalf.

                  7.2.13   TERMINATION OF AIC  SHAREHOLDER  AGREEMENTS.  Each of
(a) that certain Alpha Innotech Corporation Amended and Restated Information and Registration Rights Agreement among AIC and the persons listed on Exhibit A thereto and (b) that certain Alpha Innotech Corporation Amended and Restated Voting Agreement among AIC and the AIC Shareholders (in each case, as such agreements may be amended in connection with the Note Conversion or otherwise), shall have been terminated or shall automatically terminate at the Effective Time.

         7.3 CONDITIONS TO OBLIGATION OF AIC. The obligation of AIC to effect the Merger is further subject to the following conditions:

                  7.3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Xtrana set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all material respects as of such date.

                  7.3.2 PERFORMANCE OF OBLIGATIONS OF XTRANA. Xtrana shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  7.3.3 NO MATERIAL ADVERSE CHANGE. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Xtrana.

                  7.3.4 CONSENTS, ETC. AIC shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  7.3.5 NO LITIGATION. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

                  7.3.6 RESIGNATIONS. Xtrana shall deliver to AIC written resignations of the members of the Xtrana Board of Directors not continuing as directors following the Effective Time and of all of the officers of Xtrana, as required by SECTION 6.5.

                  7.3.7 NAME CHANGE. Xtrana shall have changed its corporate name, as of the Closing, to "Alpha Innotech Corp.".

                  7.3.8 LEGAL OPINION. AIC shall have received the legal opinion of counsel to Xtrana, in substantially the form of EXHIBIT I hereto.

                  7.3.9 OFFICER'S CERTIFICATE. AIC shall have received an officer's certificate, substantially in the form of EXHIBIT G, duly executed on Xtrana's behalf.

                  7.3.10 SECRETARY'S CERTIFICATE. AIC shall have received a Secretary's certificate, substantially in the form of EXHIBIT H, duly executed on Xtrana's behalf.

                  7.3.11 CASH AND CASH EQUIVALENTS. The cash and cash equivalents less current liabilities of Xtrana on the Closing Date shall be not less than the Minimum Closing Date Cash and AIC shall have received a certificate from Xtrana to such effect signed by a duly authorized officer.

8.       TERMINATION.

         8.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time:

                  8.1.1    by mutual written consent of Xtrana and AIC;

                  8.1.2 by either Xtrana or AIC if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  8.1.3 by either Xtrana or AIC if the Merger shall not have been consummated on or before July 31, 2005 (other than as a result of the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

                  8.1.4 by Xtrana, if a Material Adverse Change shall have occurred relative to AIC;

                  8.1.5 by Xtrana, if AIC materially breaches any of its representations and warranties contained in this Agreement or willfully fails to perform in any material respect any of its material obligations under this Agreement, which failure or breach is not cured within ten (10) days after Xtrana has notified AIC of its or their intent to terminate this Agreement pursuant to this SECTION 8.1.5;

                  8.1.6 by Xtrana, if the AIC Shareholders do not approve and adopt the Merger and the transactions contemplated by this Agreement under the CGCL;

                  8.1.7 by AIC, if a Material Adverse Change shall have occurred relative to Xtrana;

                  8.1.8 by AIC, if Xtrana materially breaches any of its representations and warranties contained in this Agreement willfully fails to perform in any material respect any of its material obligations under this Agreement, in each case, which failure or breach is not cured within ten (10) days after AIC has notified Xtrana of its or their intent to terminate this Agreement pursuant to this SECTION 8.1.7; and

                  8.1.9 by AIC, if the stockholders of Xtrana vote to reject the approval and adoption of the Merger and the transactions contemplated by this Agreement under the CGCL and the Delaware General Corporation Code.

         8.2      TERMINATION FEE.

                  8.2.1 If this Agreement is terminated by: (i) AIC pursuant to SECTIONS 8.1.3, 8.1.7, 8.1.8 or 8.1.9 or (ii) Xtrana pursuant to SECTION 8.1.3, then Xtrana shall pay $100,000 to AIC by offset against the obligations of AIC to Xtrana pursuant to the Promissory Note, in each case to compensate AIC for, among other things, its expenses and management time in pursuing the transactions contemplated by this Agreement and for lost opportunity costs.

                  8.2.2 If this Agreement is terminated for any reason, then the Promissory Note shall become due and payable on the date that is six months from the date of such termination and in accordance with its terms.

         8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either AIC or Xtrana as provided in SECTION 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Xtrana or AIC, other than the provisions of the last sentence of SECTION 6.6.1, SECTION 8.2, SECTION 8.4, SECTION 10 and this SECTION
8.3. Nothing contained in this Section shall relieve any Party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

         8.4 RETURN OF DOCUMENTS. In the event of termination of this Agreement for any reason, Xtrana and AIC will return to the other Party all of the other Party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Xtrana and AIC will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party's information kept confidential.

9.       INDEMNIFICATION AND RELATED MATTERS.

         9.1 SURVIVAL. All representations, warranties, covenants and agreements of contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing for a period ending on March 31, 2006.

         9.2 TIME LIMITATIONS. Neither Xtrana nor AIC shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Effective Time, unless on or before March 31, 2006 (the "CLAIMS DEADLINE"), the indemnifying party is given written notice of a claim with respect thereto, in accordance with SECTION 9.5, specifying the factual basis therefor in reasonable detail to the extent then known by the party claiming indemnification hereunder.

         9.3      INDEMNIFICATION.

                  9.3.1 BY XTRANA. Subject to SECTION 9.4, Xtrana shall indemnify and hold harmless the AIC Indemnified Parties, and shall reimburse the AIC Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of Xtrana in this Agreement or in any certificate delivered by Xtrana to AIC pursuant to this Agreement, (b) any failure by Xtrana to perform or comply in any material respect with any agreement in this Agreement, (c) any claim by any Person for brokerage for finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Xtrana (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement, or (d) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of Xtrana, or the actions of Xtrana, its officers or directors or any holder of Xtrana capital stock prior to the Effective Time, including any Damages relating to or arising out of a claim by ABI, against Xtrana for indemnification pursuant to the Assignment Agreement to the extent is relates to a breach occurring prior to the Effective Time; PROVIDED, HOWEVER, AIC shall not be entitled to indemnification from Xtrana hereunder for any Damages arising from or in connection with a claim by ABI against Xtrana for indemnification under the Assignment Agreement for a breach of any covenant contained in the Assignment Agreement occurring after the Effective Time or for recovery of any costs incurred by ABI as a result of a any such breach. After the Effective Time the Xtrana Post-Merger Representative shall act as the agent of the Xtrana Indemnified Parties for purposes of representing and protecting their interests under this SECTION 9. The Parties shall cooperate with Xtrana's Post-Merger Representative in connection with the reasonable performance of its responsibilities hereunder, including by providing it with access to information about Xtrana and the Surviving Corporation that is reasonably necessary for it to determine whether a claims for indemnification hereunder should be made.

                  9.3.2 BY AIC. Subject to SECTION 9.4, AIC shall indemnify and hold harmless the Xtrana Indemnified Parties, and shall reimburse the Xtrana Indemnified Parties for, any Damages arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of AIC in this Agreement or in any certificate delivered by AIC to Xtrana pursuant to this Agreement, (b) any failure by AIC to perform or comply in any material respect with any agreement in this Agreement, (c) any claim by any Person for brokerage for finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with AIC (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement, or (d) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of AIC, or the actions of AIC its officers or directors or any holder of AIC capital stock prior to the Effective Time, including without limitation any Damages relating to or arising out of any claim for patent infringement by or on behalf of Oxford Gene Technology (relating to U.S. Patents Nos. 5,436,327, 6,054,270, 5,700,637 and 6,307,039), Perkin-Elmer
Life Science (relating to U.S. Patent No. 4,874,492), or Clare Chemical Research, Inc. (relating to U.S. Patents No. 6,512,236 and 6,198,107). After the Effective Time the AIC Post-Merger Representative shall act as the agent of the AIC Indemnified Parties for purposes of representing and protecting their interests under this SECTION 9. The Parties shall cooperate with AIC's Post-Merger Representative in connection with the reasonable performance of its responsibilities hereunder, including by providing it with access to information about Xtrana or the Surviving Corporation that is reasonably necessary for it to determine whether a claims for indemnification hereunder should be made.

         9.4      LIMITATION  ON CLAIMS.  No claims shall be payable  under this
SECTION 9 with respect to any Damages unless and until the aggregate Damages owing under this SECTION 9 in respect of any Indemnitee (as defined below) exceed $100,000, in which case the Indemnitee shall be entitled to indemnification from the indemnifying party for all Damages without regard to such threshold. As used herein, an "INDEMNITEE" means one or more of the AIC Indemnified Parties or the Xtrana Indemnified Parties to the extent that such parties seek indemnification from the other pursuant to this SECTION 9. The Xtrana Indemnified Parties' sole and exclusive remedy for indemnification claims against AIC under this Agreement shall consist of its right to set off any Damages against the Holdback Shares and the AIC Indemnified Parties' sole and exclusive remedy for indemnification claims against Xtrana under this Agreement shall consist of their right to receive additional shares of Xtrana Common Stock out of the AIC Indemnification Shares, in either case pursuant to the procedure described in SECTION 9.5 hereof. No claims shall be payable with respect to any representation or warranty unless such claim is asserted in writing within twelve (12) months after the Closing Date (the "INDEMNIFICATION TERMINATION PERIOD"). For the purposes of this SECTION 9.4 a month shall be deemed to elapse at 5:00 p.m. California time on the day of the month on which the Closing Date occurred. (For example, if the Effective Time occurs on March 15, 2005, the sixth month would be deemed to elapse at 5:00 p.m. California time on September 15, 2005.) All Holdback Shares not then subject to indemnification claims under
SECTION 9.3.2 hereof shall be released to the AIC's pre-Merger shareholders pursuant to the terms of the Escrow Agreement upon the expiration of the Indemnification Termination Period. All AIC Indemnification Shares not then subject to indemnification claims under SECTION 9.3.1 hereof shall be released from escrow and permanently cancelled pursuant to the Escrow Agreement upon the expiration of the Indemnification Termination Period.

         9.5      COMPENSATION FOR INDEMNIFIED LOSSES.

                  9.5.1 NOTICE OF CLAIM. Losses for which Indemnitees are entitled to indemnification under this SECTION 9 shall, after the Merger, be reimbursed as determined pursuant to this SECTION 9.5. To initiate a claim, the Indemnitee shall deliver a notice of claim to the Xtrana Post-Merger Representative or the AIC Post-Merger Representative, as applicable. The notice shall include a description in reasonable detail of the amount and nature of any Damages that the Indemnitee claims have been suffered and the amount thereof sought to be indemnified. If the party from which indemnification is sought decides to dispute the claim, it shall, within thirty (30) days after receipt of the notice or claim, give counter-notice to the Indemnitee setting forth in reasonable detail the basis for disputing the claim. If, within thirty (30) days after the giving of a counter-notice by party form which indemnification is sought, the parties have not reached agreement as to the indemnification claim in question, then the claim for indemnification shall be submitted to and be settled by arbitration as provided below. If the AIC Post-Merger Representative submitted the claim, and no counter-notice is given, the AIC Indemnified Party shall receive such number of AIC Indemnification Shares that when multiplied by the Market Price is equal to the amount of the award, up to a maximum of the number of AIC Indemnification Shares not previously issued pursuant to this
SECTION 9.5. If Xtrana's Post-Merger Representative submitted the claim, and no counter-notice is given, the number of Holdback Shares shall be permanently reduced by that number of shares, that when multiplied by the Market Price is equal to the amount of the award, up to a maximum of the number of Holdback Shares not previously cancelled and removed from escrow as a result of indemnification awards pursuant to this SECTION 9.

                  9.5.2 INDEMNIFICATION AWARDS. If an AIC Indemnified Party is entitled to an indemnification award, such party shall receive such number of AIC Indemnification Shares that when multiplied by the Market Price is equal to the amount of the award, up to a maximum of the number of AIC Indemnification Shares not previously issued pursuant to this SECTION 9. If an Xtrana Indemnified Party is entitled to an indemnification award, it shall permanently reduce the number of Holdback Shares by that number of Holdback Shares, that when multiplied by the Market Price is equal to the amount of the award, up to a maximum of the number of Holdback Shares not previously cancelled and removed from escrow as a result of indemnification awards pursuant to this SECTION 9.

         9.6 SOLE REMEDY. Other than claims based on fraud or for specific performance, injunctive or other equitable relief, the indemnity provided in this SECTION 9 shall be the sole and exclusive remedy of the parties hereto at law or equity for any matter covered by SECTION 9.3.

         9.7 INDEMNIFICATION OF POST-MERGER REPRESENTATIVES. Each of the Post-Merger Representatives shall be indemnified and held harmless by Xtrana and the Surviving Corporation for all actions taken in connection with this SECTION 9 to the fullest extent permitted by applicable law.

10.      GENERAL PROVISIONS.

         10.1     POST-MERGER REPRESENTATIVES.

                  10.1.1 AIC POST-MERGER REPRESENTATIVE. By approval of this Agreement, each of the AIC Shareholders appoints the AIC Post-Merger Representative as the true and lawful agent and attorney-in-fact of such Person with full powers of substitution to act in the name, place and stead of such Person with respect to the performance on behalf of such Person under terms and provisions of this Agreement and the Escrow Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the AIC Post-Merger Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement and the Escrow Agreement.

                  10.1.2 XTRANA POST-MERGER REPRESENTATIVE. By approval of this Agreement, each of the stockholders of Xtrana approving this Agreement and the Merger appoints the Xtrana Post-Merger Representative as the true and lawful agent and attorney-in-fact of such Person with full powers of substitution to act in the name, place and stead of such Person with respect to the performance on behalf of such Person under terms and provisions of this Agreement and the Escrow Agreement, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Xtrana Post-Merger Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement and the Escrow Agreement.

                  10.1.3 RELIANCE ON EXPERTS; LIMITATION OF LIABILITY. Each of the Post-Merger Representative shall act for the AIC Shareholders or Xtrana stockholders, as applicable, on all of the matters set forth in this Agreement and the Escrow Agreement in the manner such Post-Merger Representative believes to be in the best interest of such Persons; PROVIDED, HOWEVER, that (i) such Post-Merger Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of such Post-Merger
Representative  pursuant  to such  advice  will  not  subject  such  Post-Merger
Representative  to  liability  to any such  Person,  and (ii)  such  Post-Merger
Representative shall not be responsible to any such Person for any loss or damage any such Person may suffer by reason of the performance by such Post-Merger Representative of such Person's duties under this Agreement or the Escrow Agreement, other than loss or damage arising from willful misconduct in the performance of such Post-Merger Representative's duties under this Agreement or the Escrow Agreement.

         10.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         10.3 EXTENSION; WAIVER. The Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         10.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered Personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  if to AIC, to:

                  Alpha Innotech Corporation
                  2401 Merced St.
                  San Leandro, CA 94577
                  Attn:  Chief Executive Officer
                  Fax: 510-483-3227

                  with a copy to (which shall not constitute notice):

                  Heller Ehrman White & McAuliffe LLP
                  4350 La Jolla Village Drive, 7th Floor
                  San Diego, CA 92122
                  Attn: Stephen Ferruolo, Esq.
                  Fax: (858) 450-8499
                  if to Xtrana or MergerCo, to:

                  Xtrana, Inc.
                  c/o James H. Chamberlain, CEO
                  733 Spruce Meadow Place
                  Thousand Oaks, CA 91362
                  Fax:  (805) 494-0832

                  with a copy to (which shall not constitute notice):

                  Stubbs Alderton & Markiles, LLP
                  15821 Ventura Blvd., Suite 525
                  Encino, CA 91436
                  Attn: Scott Alderton, Esq.
                  Fax:  (818) 444-4520

         10.5 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         10.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

         10.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         10.9 ENFORCEMENT. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any court sitting in the State of Delaware in the event any dispute arises out of this

Agreement or any of the transactions contemplated by this Agreement to the extent such courts would have subject matter jurisdiction with respect to such dispute and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

         10.10 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         10.11 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

         10.12 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.



                                  ALPHA INNOTECH CORPORATION


                                  By:      /S/ HASEEB CHAUDHRY
                                      ----------------------------------------
                                           Name:    Haseeb Chaudhry
                                           Title:   Chief Executive Officer


                                  XTRANA, INC.


                                  By:      /S/ JAMES H. CHAMBERLAIN
                                      -------------------------------
                                           Name:    James H. Chamberlain
                                           Title:   Chief Executive Officer


                                  AIC MERGER CORPORATION


                                  By:      /S/ JAMES H. CHAMBERLAIN
                                      -------------------------------
                                           Name:    James H. Chamberlain
                                           Title:   President

                        INDEX OF SCHEDULES AND EXHIBITS


SCHEDULES:

AIC Disclosure Schedule
Xtrana Disclosure Schedule
Schedule 6.11:      Deferred Compensation

EXHIBITS:

Exhibit A:        Secured Promissory Note
Exhibit B:        Form of Escrow Agreement
Exhibit C:        Form of Certificate of Merger
Exhibit D:        Form of AIC Officer's Certificate
Exhibit E:        Form of AIC Secretary's Certificate
Exhibit F:        Form of Opinion of AIC Counsel
Exhibit G:        Form of Xtrana Officer's Certificate
Exhibit H:        Form of Xtrana Secretary's Certificate
Exhibit I:        Form of Opinion of Xtrana Counsel
Exhibit J:        Articles of Incorporation of Surviving Corporation



         ALL OF THE SCHEDULES, EXHIBITS AND OTHER ATTACHMENTS HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(2) OF REGULATION S-B. THE REGISTRANT HEREBY AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED ATTACHMENT TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST.